Exhibit 5
                                                                Page 1 of 1 Page

                         FULLER, TUBB, POMEROY & STOKES
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      201 ROBERT S. KERR AVENUE, SUITE 1000
                             OKLAHOMA CITY, OK 73102

G. M. FULLER (1920-1999)                                  TELEPHONE 405-235-2575
JERRY TUBB                                                FACSIMILE 405-232-8384
DAVID POMEROY
TERRY STOKES

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OF COUNSEL:
MICHAEL A. BICKFORD
THOMAS J. KENAN
ROLAND TAGUE
DAN M. PETERS

                                January 26, 2005


Keith Parker, Chairman-CEO
Summit Environmental Corporation, Inc.
133 East Tyler Street
Longview, TX   75601

    Re:  Summit Environmental Corporation, Inc.


Dear Mr. Parker:

         I have reviewed the Form SB-2 Registration Statement of Summit Environmental Corporation, Inc. and am of the opinion that the securities being registered in the Form SB-2 Registration Statement have been legally issued, are fully paid, and are non-assessable.

                                                     Sincerely,


                                                     /s/ Thomas J. Kenan

                                                     Thomas J. Kenan